EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

        We consent to the use in this Amendment No. 2 to this Registration Statement No. 333-82300 of Verint Systems Inc. of our report dated March 8, 2002, appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/S/ Deloitte & Touche LLP

Jericho, New York
April 25, 2002